Exhibit 17

Form of Proxy Card

PROXY CARD

The Advisors' Inner Circle Fund

THB Asset Management MicroCap Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2021

The undersigned, revoking prior proxies, hereby appoints Michael Beattie, James Bernstein, Matthew Maher and Eric Griffith, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (the "Special Meeting") of the above-referenced Fund held of record, to be held virtually via conference call on [ ], 2021, at [ ] a.m. Eastern Time, or at any adjournment thereof, upon the proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Signature	Date

Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Simple methods to vote your proxy:
INTERNET	Log on to [ ]. Make sure to have this proxy card available
when you plan to vote your shares. You will need the
control number found in the box at the right at the time
you execute your vote.
REPRESENTATIVE	Simply dial toll-free [ ] and have this proxy card available at the time of the call. Representatives are available
9 a.m. to 10 p.m. Eastern time Monday through Friday.
TOUCHTONE PHONE	Simply dial toll-free [ ] and follow the automated
instructions. Please have this proxy card available at the
time of the call.
MAIL	Simply sign, date, and complete the reverse side of this
proxy card and return it in the postage paid envelope
provided.

CONTROL

NUMBER

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Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [ ]. The proxy statement for this meeting is available at: [ ]

TAGID:	CUSIP:

THB Asset Management MicroCap Fund

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) has been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

Please vote, date and sign this proxy card and return it promptly in the enclosed envelope TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example:

VOTE ON PROPOSAL:

FOR AGAINST ABSTAIN

1.Proposal to approve an Agreement and Plan of Reorganization providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the THB Asset Management MicroCap Fund (the "Acquired Fund") by the Victory THB US Small Opportunities Fund (the "Acquiring

Fund"), a newly created series of Victory Portfolios, in exchange for Class A shares and Class I shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of Investor Class shares and Institutional

Class shares, respectively, of the Acquired Fund; and (c) the liquidation              ☐      ☐      ☐

and termination of the Acquired Fund.

Any other business that may come up at the Special Meeting.

YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.